SUNDOG CORPORATION
                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is entered into this 9th day of November, 2000 (hereinafter the "Effective Date") by and between Sundog Technologies, Inc., 10542 Jordan Gateway, Suite 200, South City Jordan, Utah 84095 ("Sundog"), and Blake Nielson, whose address is 10073 Silver Streak Dr. South Jordan, UT 84095 ("Employee").

         WHEREAS, Sundog has entered into a Letter of Intent, dated August 23, 2000 ("LOI") to acquire substantially all of the assets of Ensign Information Systems, Inc. ("Ensign"); and

         WHEREAS, Employee is (i) a founder of Ensign, (ii) the Vice President of Client Services of Ensign, and (iii) and has played a significant role in developing the business model used by Ensign; and

         WHEREAS, as a condition to entering into a definitive agreement and closing the transaction contemplated by the LOI Sundog desires to enter into an agreement with Employee to assure that his expertise remains with Sundog following the transaction closing; and

         WHEREAS, Employee also desires to enter in to an agreement with Sundog whereby his services will be available to Sundog for a term of at least three
(3) years;

NOW THEREFORE, In consideration for Sundog entering into and closing the transaction evidenced by the LOI; and, further, in consideration of the employment of Employee by Sundog and payment of wages, fees, benefits or other remuneration, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

I.       GENERAL PROVISIONS

         1.1 Position. Sundog agrees to employ Employee and Employee agrees to serve as Vice President of Client Services, which may change from time to time based upon Sundog's business needs. Sundog has the right to assign Employee additional or substitute titles and duties as Sundog may determine in its sole and absolute discretion.

         1.2 Compensation. As compensation for employment services rendered, Sundog agrees to provide Employee with a total compensation package of $120,000 annually, payable in accordance with Sundog payroll policies ("Target Income"). The Target Income shall consist of a base salary ("Base Compensation") and an annual bonus based on achieving financial and/or non-financial objectives established by Sundog with input from employee ("Bonus"). For the first year of this Agreement, Employee's Base Compensation will be $108,000 and the Bonus will consist of $12,000. The parties agree that Sundog has the right, in its discretion, to prospectively change the amount and nature of compensation.

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         1.3  Employee's  Conduct.  Employee  agrees to  perform  the  duties as
specified  by  Sundog  in  a  competent  and  responsible   manner  and  to  the
satisfaction of Sundog. Employee agrees not to engage in any of the conduct or practices prohibited under this Agreement or which could reflect on Sundog negatively. Employee agrees to abide by policies, procedures, and guidelines set forth from time to time in handbooks and other materials provided to Employee.

         1.4 Term. Employee's employment with Sundog shall commence on the Effective Date and shall continue for three (3) years (the "Term"), unless terminated pursuant to Section 1.5 or Section 1.6. Thereafter, Employee's employment at Sundog shall be "at will." Following the Term, either party may terminate Employee's employment, at any time, and for whatever reason.

         1.5 Termination For Cause. Notwithstanding any provision in this Agreement to the contrary, Sundog may terminate Employee's employment at any time for Cause. Termination shall be for Cause if: (a) Employee embezzles funds of Sundog or any of its subsidiaries, is convicted of a felony or gross misdemeanor or any criminal activity involving dishonesty, fraud, breach of trust or involving money or property of Sundog, (b) Employee breaches any provisions of this Agreement, or (c) Employee engages in continuing substance abuse of alcohol or drug. In the event of termination for Cause, Employee will be entitled only to wages earned prior to the effective date of termination, computed pro rata. Employee will not be entitled to any other compensation, damages, or other amounts.

         1.6 Termination for Convenience. Notwithstanding any provision of this Agreement to the contrary, Sundog may terminate Employee's employment at any time, in Sundog's sole discretion and solely at Sundog's convenience (termination for "Convenience"). Where Employee is terminated for Convenience, Sundog shall continue to make compensation payments to Employee, in accordance with Sundog payroll schedules and policies, in an amount equal to Employees Target Income of $120,000, annually ("Termination Compensation"). Termination Compensation shall cease on the last day of the Term.

         1.7 Benefits. During the period of Employee's employment and provided eligibility requirements have been satisfied, if any, Employee will be entitled to receive all standard employee benefits then in effect for employees of Sundog, including but not limited to vacation, holidays, medical insurance, retirement benefits and sick leave.

         1.8 Relocation. In no event shall Employee be required to relocate outside of the State of Utah without Employees written consent. In the event Sundog (or their successor) requires Employee to relocate outside of Utah as a condition of continued employment, Sundog shall provide notice of such to Employee in writing. If Employee elects not to relocate and notifies Sundog in writing of the same, and should Employee be terminated as a result of his failure to relocate outside the state of Utah, such action shall be construed as Sundog having terminated Employee for Convenience, as set forth in Section 1.6, above

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II.      CONFIDENTIAL INFORMATION

         2.1 Non-disclosure of Confidential Information. Employee agrees and acknowledges that the terms "Confidential Information" or "Proprietary Information" or any variation thereof incorporating the terms "Confidential" or "Proprietary" shall mean any and all confidential, proprietary or secret information not in the public domain, emanating from or relating to Sundog, including but not limited to, trade secrets, technical information, methods of operation and procedures, know-how, computer programs, designs, documentation, financial information, customer lists or requirements, research and development tests and reports, formulas, specifications, disks and printouts, product or marketing plans or any other compilation of written information which is used in Sundog's business and which gives Sundog an opportunity to obtain an advantage over its competitors. Employee agrees and acknowledges that all Confidential Information, in any form, and copies and extracts thereof, is and are and shall remain the sole and exclusive property of Sundog and, upon termination of Employee's employment with Sundog, Employee hereby agrees to return to Sundog the originals and all copies of any Confidential and Proprietary Information provided or acquired by Employee during the period of employment. Employee agrees not to disclose to any person (except to other Sundog employees on a "need to know" basis) or entity, or use for the benefit of any person or entity other than Sundog, any Confidential Information, except upon the express written consent of Sundog, or as otherwise required by law. This Paragraph shall survive termination of Employee's employment with Sundog for a period of ten (10) years.

         2.2 Confidential Information of Third Parties. Employee understands that confidential information may be submitted to Sundog by other persons, businesses or entities. Employee further understands that as a condition for receiving said confidential information, Sundog may enter into agreements with said other persons, businesses or entities restricting or prohibiting use, transfer or disclosure of said confidential information. Employee agrees to respect any such agreements and to avoid any action or inaction that is inconsistent with the obligations lawfully imposed on Sundog thereunder. Employee further agrees to treat said confidential information with the same degree of care that is afforded to information confidential to Sundog

III.      INVENTIONS AND PRODUCT DEVELOPMEMNT

         3.1 Disclosure Obligations. Employee will fully and promptly disclose and furnish to Sundog a complete record of any and all inventions and improvements, whether patentable or not, which Employee, solely or jointly, may conceive, make, discover, or first disclose during the period of his/her employment by Sundog which relate to Sundog's business or to Sundog's reasonably anticipated business (each, an "Invention"). Employee agrees to make and maintain adequate and current written records of all such Inventions in the form of notes, sketches, drawings, or reports relating thereto, which records shall be and remain the property of and available to Sundog at all times.

         3.2 Assignment. Employee agrees to and does hereby grant and assign to Sundog or its nominee his/her entire right, title and interest in and to any Inventions, together with any and all domestic and foreign rights in such Inventions. However, no provision in this Agreement is intended to require assignment of any Employee rights in an Invention if no equipment, supplies, facilities, time, software, resource, or trade secret information of Sundog was used, and the information was developed entirely on Employee's own time, and the invention does not relate to the business of Sundog or to Sundog's actual or anticipated research or development or does not result from any work performed by Employee for Sundog.

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         3.3 Execution of Documents  and Prior  Inventions.  Employee  agrees to fully cooperate with Sundog in securing full benefit and protection for Sundog in said inventions and improvements including patent or copyrights protection, wherever and whenever Sundog should elect. Employee will execute all papers and documents and do such other action reasonably requested by Sundog at any time during and after employment by Sundog, without additional compensation, but at Sundog's expense. There are no inventions which Employee has made heretofore and which Employee desires to be excluded from this Agreement.

         3.4 No Additional Consideration. Other than the consideration stated herein, Employee has not been promised, and shall not claim, any additional or special payment for compliance with the covenants and agreements contained in this Agreement.

IV.      COMPETITIVE ACTIVITIES AFTER EMPLOYMENT

         4.1 Non-Compete. Employee agrees that, if his employment terminates for any reason, Employee will not thereafter engage directly or indirectly in, as principal, agent, officer, or in any other capacity, or have any interest in, or perform services for, a business that engages in any business operation that is competitive with Sundog's business for a period of two (2) years from the termination of Employee's employment with Sundog. Such prohibited activity includes, but is not limited to, any research, development, creation, sales, marketing, promotion, endorsement, sponsorship, licensing, rental, lease, and/or commercialization of any product or service competitive with any or the products of services offered by Sundog. The geographic scope of the restrictions of this paragraph shall be limited to North America and any foreign market in which Sundog conducts business.

         4.2 Non-Solicitation. Employee agrees that upon the termination of his employment with Sundog and for a period of two (2) years thereafter, he will not
(a) on behalf of a business that offers products or services that compete with those of Sundog, solicit the purchase of such competing products or services from any party who is a customer, client, account or vendor of Sundog on the date of termination of his employment, (b) divert, solicit, employ or attempt to divert, solicit or employ, any employees of Sundog who are employees on the date of termination of his employment.

         4.3 Injunctive Relief. Employee acknowledges that breach of this covenant would cause loss to Sundog not fully compensable in monetary damages. Employee consents to entry of an order for injunctive relief, either temporary or permanent, or any other remedy, at law or equity, which Sundog deems necessary to protect its rights under this Agreement.

         4.4 Reasonableness. Employee acknowledges that the terms of this Agreement are reasonable and that they represent the least restriction on Employee's future employment and ability to earn a living that are consistent with protection of Sundog's business, trade secrets and the Inventions. In the event that the duration, geographic scope or scope of business activities affected by this Section 4 are determined to be invalid or unenforceable, it is expressly agreed that the relevant provisions shall be construed to cover only that duration, geographic scope or business scope which may be validly and enforceably covered (and any court or tribunal is hereby authorized to so amend this Agreement).

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V.       GENERAL PROVISIONS

         5.1 Entire Agreement. This Agreement sets forth the entire agreement between the Employee and Sundog and cannot be modified or altered nor can any provision hereof be waived except in writing signed by a duly authorized representative of Sundog and Employee. The parties agree that they may enter into other agreements, including but not limited to, stock option agreements, which shall not supersede or modify this Agreement in any respect unless such other agreements expressly provide that they shall supersede or modify this Agreement. This Agreement shall supersede the terms of any prior employment agreement or understanding between Employee and Sundog.

         5.2 Invalidity of Provision. In the event any provision of this Agreement is held to be invalid, illegal, or unenforceable, in any respect, any such provision(s) shall be construed or eliminated to the extent necessary under applicable law and the other provisions of this Agreement shall not be affected.

         5.3 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Employee, his or her heirs, executors, administrators, and legal representatives and Sundog, its successors and assigns.

         5.4 Notice. Any written notice required or permitted to be given under this Agreement shall be sufficient if personally delivered or sent by registered or certified mail to the Employee at his or her last known mailing address or residence, or to Sundog at its principal office.

         5.5 Enforcement. Sundog and Employee understand and agree that Employee is employed in a position in which Employee will have access to confidential material and trade secrets of a special, unique, unusual, and extraordinary or intellectual character which gives it peculiar value, the loss of which Employee agrees cannot be fully or adequately compensated in damages in an action at law and would cause Sundog immediate and irreparable damage. Employee agrees that Sundog shall be entitled to preliminary and other injunctive relief, that may include but shall not be limited to, restraining Employee from rendering any service or performing any activity that would breach this Agreement, an order for specific relief, and other equitable relief. However, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Sundog shall not constitute a waiver of the right to pursue other available remedies.

         5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

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         5.7  Survivability.  Sections  II, IV and 5.7 of this  Agreement  shall survive termination of this Agreement and Employee's employment with Sundog.

                                    SUNDOG TECNOLOGIES, INC


                                    By:/s/ Alan Rudd
                                       -----------------------------------------
                                           Alan Rudd, President



                                    EMPLOYEE

                                    By:/s/ Blake Nielson
                                       -----------------------------------------
                                           Blake Nielson, an individual

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